UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2020

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida		32835
(Address of principal executive offices)		(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2020, Hilton Grand Vacations Trust I LLC (the “Trust”) and Hilton Resorts Corporation (“HRC”), each a wholly-owned subsidiary of Hilton Grand Vacations Inc. (the “Company”), entered into Omnibus Amendment No. 14 to Receivables Loan Agreement and Amendment No. 6 to Sale and Contribution Agreement (the “Amendment”), which, among other things, amends the Receivables Loan Agreement, dated as of May 9, 2013, as amended, by and among the Trust, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, certain financial institutions as conduit lenders, certain financial institutions as committed lenders, certain financial institutions as managing agents, and Bank of America, N.A., as administrative agent (the “Warehouse Credit Facility”) and the Sale and Contribution Agreement dated as of May 9, 2013, as amended, by and among HRC, as seller, and the Trust, as purchaser (the “Sale and Contribution Agreement”). Other than as specified in the Amendment, the terms of the Receivables Loan Agreement and Sale and Contribution Agreement, each as previously amended, remain the same.

Among other items, the Amendment (a) amends certain key definitions related to delinquency level calculations of underlying timeshare loans that are used as collateral for borrowings under the Warehouse Credit Facility, and (b) provides the Company with the added flexibility to manage any potential increase in the rate of delinquency, which is defined as a timeshare loan that is over 60 days delinquent on scheduled payment terms, that may result as a result of the impact of the Covid-19 pandemic by broadening the repurchase and substitution options to include such delinquent loans, and by excluding any timeshare loans that have been optionally repurchased or substituted from the securitized portfolio delinquency level calculation for the April 2020 through September 2020 collection periods. In addition, the definition of the portfolio of timeshare loans that are used to determine the securitized portfolio delinquency test was amended to clarify that only those timeshares loans related to properties managed by HRC or one of its affiliates are to be included.

This summary is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Statement Regarding Forward-Looking Statements

The statements in this report, including the exhibit hereto, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” “could,” or similar expressions indicate a forward-looking statement; however, not all forward-looking statements include these identifying words. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different, including the material impact of the Covid-19 pandemic on our business, operating results and financial condition, general economic conditions, and rates of delinquency applicable to timeshare loans that collateralize the Company’s borrowings under the Warehouse Credit Facility and the Company’s ability to manage increases in such rates, as well as those factors that are discussed under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and

Current Reports on Form 8-K that may update or supplement such disclosure. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Form 8-K and in the Company’s other filings with the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and HGV undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1

Omnibus Amendment No. 14 to Receivables Loan Agreement and Amendment No. 6 to Sale and Contribution Agreement, effective as of April 22, 2020, by and among Hilton Grand Vacations Trust I LLC, as borrower, the financial institutions signatory thereto as managing agents, the financial institutions signatory thereto as conduit lenders, the financial institutions signatory thereto as committed lenders, and Bank of America, N.A., as administrative agent and Wells Fargo Bank, National Association, as paying agent and securities intermediary.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: April 28, 2020